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                                   EXHIBIT 16


                         LETTER FROM ARTHUR ANDERSEN LLP
                         -------------------------------


                                                Arthur Andersen LP
                                                Suite 1400
                                                6320 Canoga Avenue
                                                Woodland Hills, CA 91367-2526


Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 8, 2000

Dear Sir/Madam,

We have read the first two paragraphs of Item 4 included in the Form 8-K dated March 8, 2000, of Soligen Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




/s/ Arthur Andersen LLP



Copy to:
Mr. Yehoram Uziel, Soligen Technologies, Inc.